                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                           DIVA SYSTEMS CORPORATION


     DIVA Systems Corporation, a Delaware corporation, hereby certifies as follows:

     The Certificate of Incorporation for DIVA Systems Corporation (the "CORPORATION") was filed in the office of the Secretary of State of the State of Delaware on June 15, 1995. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     This Amended and Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                   ARTICLE I

     The name of the corporation is DIVA Systems Corporation.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." Upon the filing of this Amended and Restated Certificate of Incorporation (the "FILING DATE"), each outstanding share of Common Stock shall be divided into two shares of Common Stock, and each outstanding share of Preferred Stock shall be divided into two shares of Preferred Stock of the same series. The number of shares of Common Stock authorized to be issued is Sixty-Five Million (65,000,000), of which Two (2) shares have been designated Class B Common Stock and Eight Hundred Fifty-Seven Thousand Three Hundred Seventy (857,370) shares have been designated Class C Common Stock. The number of shares of Preferred Stock authorized to be issued is Thirty Million (30,000,000), of which Two Hundred Five Thousand Six Hundred (205,600) shares have been designated as Series A Preferred Stock (the "SERIES A PREFERRED"), Four Million Four Hundred Ninety-Three Thousand Seven Hundred Forty-Eight (4,493,748) shares have been designated Series B Preferred Stock (the "SERIES B PREFERRED"), Six Million Nine Hundred Eighteen Thousand Six Hundred (6,918,600) shares have been designated Series C Preferred Stock (the "SERIES C PREFERRED"), Eight Million Five Hundred Seventeen Thousand Three Hundred Fifty-Two (8,517,352) shares have been designated Series D Preferred Stock (the "SERIES D PREFERRED") and Three Million Seven Hundred Fifty Thousand (3,750,000) shares have been designated Series AA Preferred Stock (the "SERIES AA PREFERRED"). The Common Stock and the Preferred Stock shall each have a par value of $.001 per share.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and (h) Any other relative or participating rights, preferences and limitations of that series.

     The relative designations, rights, preferences and restrictions of the Preferred Stock are as follows:

          1. DIVIDENDS. The holders of the Series D Preferred and Series C Preferred shall be entitled to receive in any fiscal year, out of the funds legally available therefor dividends at the rate of $0.345 per share and $0.25 per share, respectively (in each case adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares occurring after the Filing Date) per annum, on each outstanding share of Series D Preferred and Series C Preferred, respectively, payable in preference and priority to any payment of any dividend on the Series A Preferred, Series B Preferred, Series AA Preferred and Common Stock, when and as declared by the Board of Directors. The right to such dividends on the Series D Preferred and Series C Preferred shall not be cumulative, and no right shall accrue to holders of Series D Preferred and Series C Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year, nor shall any undeclared or unpaid dividend accrue interest. Dividends may be delivered and paid upon shares of Series D Preferred and Series C Preferred in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon all outstanding Series D Preferred and Series C Preferred at such annual rate specified.

     The holders of the Series B Preferred shall be entitled to receive in any fiscal year, out of the funds legally available therefor dividends at the rate of $0.055 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares occurring after the Filing Date) per annum, on each outstanding share of Series B Preferred, payable in preference and priority to any payment of any dividend on the Series A Preferred, Series AA Preferred and Common Stock, when and as declared by the Board of Directors. The right to such dividends on the Series B Preferred shall not be cumulative, and no right shall accrue to holders of Series B Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year, nor shall any undeclared or unpaid dividend accrue interest. Dividends may be delivered and paid upon shares of Series B Preferred in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon all outstanding Series B Preferred at such annual rate specified.

     The holders of the Series A Preferred shall be entitled to receive in any fiscal year, out of any funds legally available therefor dividends at the rate of $0.03 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares occurring after the Filing Date), per annum, on each outstanding share of Series A Preferred, payable in preference and priority to any payment of any dividend on the Series AA Preferred and Common Stock, when and as declared by the Board of Directors. The right to such dividends on the Series A Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year, nor shall any undeclared or unpaid dividend accrue interest. Dividends may be delivered and paid upon shares of Series A Preferred in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon all outstanding Series A Preferred at such annual rate specified.

     The holders of the Series AA Preferred shall be entitled to receive in any fiscal year, out of any funds legally available therefor dividends at the rate of $0.39 per share (adjusted for any subdivisions, combinations, consolidations or stock distributions or stock dividends with respect to such shares occurring after the Filing Date), per annum, on each outstanding share of Series AA

Preferred, payable in preference and priority to any payment of any dividend on the Common Stock, when and as declared by the Board of Directors. The right to such dividends on the Series AA Preferred shall not be cumulative, and no right shall accrue to holders of Series AA Preferred by reason of the fact that dividends on such shares are not declared or paid in any prior year, nor shall any undeclared or unpaid dividend accrue interest. Dividends may be delivered and paid upon shares of Series AA Preferred in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon all outstanding Series AA Preferred at such annual rate specified.

     No dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, in an amount for each such share of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series AA Preferred, Series A Preferred, Series B Preferred or Series C Preferred could then be converted, as the case may be.

          2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

               (a) The holders of the Series D Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series AA Preferred, Series A Preferred, Series B Preferred and Common Stock by reason of their ownership of such stock, the amount of $5.72 for each share of Series D Preferred then held by them, and the amount of $4.205 for each share if Series C Preferred Stock then held by them, in each case as adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares of Series D Preferred or Series C Preferred occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Series D Preferred and Series C Preferred. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series D Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the Series D Preferred and Series C Preferred of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series D Preferred and Series C Preferred on a pro rata
                                                                        --------
basis, based on the aggregate liquidation preference of the shares of Series D Preferred and aggregate liquidation preference of the shares of Series C Preferred then held by each holder.

               (b) After payment of the full preferential amount to the holders of the Series D Preferred and Series C Preferred, the holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, Series AA Preferred and Common Stock by reason of their ownership of such stock, the amount of $0.855 for each share of Series B Preferred then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred on a pro rata basis, based on the number of shares of Common Stock
                 --------
issuable upon conversion of the shares of Series B Preferred then held by each holder on an as-converted basis.

               (c) After payment of the full preferential amount to the holders of the Series D Preferred, Series C Preferred and Series B Preferred, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series AA Preferred and Common Stock by reason of their ownership of such stock, the amount of $0.50 for each share of Series A Preferred then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred on a pro rata basis, based on the number of
                                       --------
shares of Common Stock issuable upon conversion of the shares of Series A Preferred then held by each holder on an as-converted basis.

               (d) After payment of the full preferential amount to the holders of the Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred, the holders of the Series AA Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $6.50 for each share of Series AA Preferred then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Series AA Preferred. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series AA Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series AA Preferred on a pro rata basis, based on the number of shares of Common Stock issuable upon conversion of the shares of Series AA Preferred then held by each holder on an as-converted basis.

               (e) After payment of the full preferential amount to the holders of the Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred and Series AA Preferred, the holders of Class C Common Stock then outstanding shall be entitled to be paid the amount of $0.82 for each share of Class C Common Stock then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Class C Common Stock. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Class C Common Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Class C Common Stock on a pro rata basis.
                                     --------

               (f) After payment of the full preferential amount to the holders of the Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Series AA Preferred and Class C Common Stock, the holders of Common Stock (other than Class B and Class C Common Stock) then outstanding shall be entitled to be paid the amount of $.025 for each share of Common Stock (other than Class B and Class C Common Stock) then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date and, in addition, an amount equal to all declared but unpaid dividends on the Common Stock (other than Class B and Class C Common Stock). If upon the occurrence of such event the assets and funds thus distributed among the holders of the Common Stock (other than Class B and Class C Common Stock) shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Common Stock (other than Class B and Class C Common Stock) on a pro rata basis, based on the number of shares of Common Stock
                   --------
each held by holder.

               (g) After payment of the full preferential amount to the holders of the Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Series AA Preferred, Class C Common Stock and Common Stock (other than Class B Common Stock) of the full amounts to which they shall be entitled, the holders of Class B Common Stock then outstanding shall be entitled to be paid the amount of $5.00 for each share of Class B Common Stock then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares occurring after the Filing Date. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Class B Common Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Class B Common Stock on a pro rata basis, based on the number of shares of Class B Common Stock then held by each holder.

               (h) After setting apart or paying in full the preferential amounts due pursuant to subsections (a), (b), (c), (d), (e), (f) and (g) the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Series AA

Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Class C Common Stock and Common Stock (other than Class B Common Stock) on a pro rata basis, based on the number of shares of Common Stock then
            --------
held by each holder on an as-converted basis.

               (i) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2.

               (j) Notwithstanding paragraphs (a), (b), (c), (d), (e), (f) and
(g) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation issued to or held by employees, officers, contractors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock shall have been declared and funds set aside therefor and such repurchases shall not be subject to the liquidation preferences of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Class B Common Stock, Class C Common Stock or Common Stock.

          3. VOTING RIGHTS. Except as otherwise required by law or as set forth herein, the holder of each share of Common Stock issued and outstanding shall have one vote for each share of Common Stock held by such holder, and the holder of each share of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, respectively, could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Holders of Common Stock, Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

          4. CONVERSION. The holders of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and Class C Common Stock have conversion rights as follows (the "CONVERSION RIGHTS"):

               (a) Right to Convert Series D Preferred. Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the

Series D Preferred by dividing $5.72 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred (the "SERIES D CONVERSION PRICE") shall initially be $5.72 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (b) Right to Convert Series C Preferred. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series C Preferred by dividing $4.205 by the Series C Preferred Conversion Price, determined as hereinafter provided, in effect at the time of the conversion.
The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred (the "SERIES C CONVERSION PRICE") shall initially be $4.205 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (c) Right to Convert Series B Preferred. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series B Preferred by dividing $0.855 by the Series B Preferred Conversion Price, determined as hereinafter provided, in effect at the time of the conversion.
The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "SERIES B CONVERSION PRICE") shall initially be $0.855 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (d) Right to Convert Series A Preferred. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred by dividing $0.50 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "SERIES A CONVERSION PRICE") shall initially be $0.50 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (e) Right to Convert Series AA Preferred. Each share of Series AA Preferred shall be convertible, at the option of the holder thereof, at any time after the earlier of (i) the third anniversary of the date of issuance of such share, (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred and (iii) such time as the Corporation consents in writing, at the office of the Corporation or any transfer agent for the Series AA Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series AA Preferred by dividing $6.50 by the Series AA Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series AA Preferred (the "SERIES AA CONVERSION PRICE") shall initially be $6.50 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as herein after provided.

               (f) Right to Convert Class C Common Stock. Each share of Class C Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Class C Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Class C Common Stock by dividing $0.82 by the undesignated Class C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Class C Common Stock (the "CLASS C COMMON CONVERSION PRICE") shall initially be $0.82 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (g) Automatic Conversion. Each share of Series D Preferred shall automatically be converted into shares of Common Stock at the then effective, applicable Conversion Price immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public at a price per share of Common Stock of not less than $6.80 per share (subject to proportionate adjustment in the event of a stock split, reverse stock split, reclassification or stock dividend occurring after the Filing Date) and an aggregate offering price (net of all registration and selling expenses) of not less than Fifteen Million Dollars ($15,000,000).

          Each share of Series C Preferred shall automatically be converted into shares of Common Stock at the then effective, applicable Conversion Price immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public at a price per share of Common Stock of not less than $5.00 per share (subject to proportionate adjustment in the event of a stock split, reverse stock split, reclassification or stock dividend occurring after the Filing Date) and an aggregate offering price (net of all registration and selling expenses) of not less than Fifteen Million Dollars ($15,000,000).

          Each share of Series AA Preferred shall automatically be converted into shares of Common Stock at the then effective, applicable Conversion Price immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public at an aggregate offering price (net of all registration and selling expenses) of not less than Fifteen Million Dollars ($15,000,000).

          Each share of Series A Preferred and Series B Preferred and Class C Common Stock shall automatically be converted into shares of Common Stock at the then effective, applicable Conversion Price immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public at a price per share of Common Stock of not less than $2.00 per share (subject to proportionate adjustment in the event of a stock split, reverse stock split, reclassification or stock dividend occurring after the Filing Date) and an aggregate offering price (net of all registration and selling expenses) of not less than Ten Million Dollars ($10,000,000).

               (h) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective respective Conversion Price. Before any holder of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, as the case may be, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock, in addition to such other remedies as shall be available to the holder of such Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          5.   ADJUSTMENTS TO CONVERSION PRICE.

               (a) Special Definitions. For purposes of this Section 5, the following definitions shall apply:

                   (i) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (ii) "ORIGINAL ISSUE DATE" for the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall mean the date on which the first share of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, was issued.

                   (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (iv) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph 5(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                        (A) shares of Common Stock issued upon conversion of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock authorized herein;

                        (B) shares of Common Stock (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Corporation pursuant to stock option or purchase plans approved by a majority of the members of the Board of Directors and any other shares of Common Stock held by officers, directors, employees and consultants which are repurchased at cost subsequent to the Original Issue Date;

                        (C) as a dividend or distribution on Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred or any event for which adjustment is made pursuant to paragraph 5(i) or 5(j) hereof;

                        (D) shares of Common Stock issued or deemed issued upon exercise of warrants of the Corporation outstanding as of the Original Issue Date;

                        (E) up to an aggregate of 3,934,360 shares of Common Stock issued in connection with a licensing agreement for technology and the acquisition of a company;

                        (F) Options (or shares of Common Stock issued upon exercise thereof) issued in connection with the issuance of the Subordinated Notes or the Senior Notes;

                        (G) shares of Series AA Preferred Stock issued, or issuable upon exercise of options assumed, pursuant to the acquisition by the Corporation of Sarnoff Real Time Corporation; or

                        (H) shares of Common Stock and Preferred Stock issued pursuant to the two-for-one stock split effective on the Filing Date.

                   (v) "SENIOR NOTES" shall mean the 12.625% Senior Discount Notes due March 1, 2008 issued on February 19, 1998 as governed by the Indenture between the Corporation and the Bank of New York as Trustee dated as of February 19, 1998.

                   (vi) "SUBORDINATED NOTES" shall mean the 13% Subordinated Discount Notes due May 15, 2006 issued on May 30, 1996 as governed by the Indenture between the Corporation and The Bank of New York as Trustee dated as of May 30, 1996.

               (b) No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price of such series in effect on the date of and immediately prior to such issue.

               (c) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5(g) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                   (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                   (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                   (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                        (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                   (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                   (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

               (d) Adjustment of Conversion Price of Series A Preferred Upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5(c)) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series A Preferred be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series A Preferred, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (d), all shares of Common Stock issuable upon conversion of outstanding Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (e) Adjustment of Conversion Price of Series B Preferred Upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 5(c)) without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series B Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series B Preferred, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (e), all shares of Common Stock issuable upon conversion of outstanding Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (f) Adjustment of Conversion Price of Series C Preferred Upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 5(c)) without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series C Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series C Preferred, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (f), all shares of Common Stock issuable upon conversion of outstanding Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (g) Adjustment of Conversion Price of Series D Preferred Upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5(c)) without consideration or for a consideration per share less than the Conversion Price of the Series D Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price of the Series D Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price of the Series D Preferred, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection (g), all shares of Common Stock issuable upon conversion of outstanding Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (h) Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (i) Cash and Property: Except as provided in clause (ii) below, such consideration shall:

                         (A) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                         (C) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                   (ii) Expenses. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issue, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issue, as determined in clause (i) above, consideration shall be computed as provided in clause (i) above after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issue.

                   (iii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (i) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split, or otherwise), into a greater number of shares of Common Stock after the Filing Date, the Series AA, Series A, Series B, Series C, Series D and Class C Common Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series AA, Series A, Series B, Series C, Series D and Class C Common Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (j) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or assets of the Corporation other than shares of Common Stock then and in each such event provision shall be made so that the holders of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Corporation which they would have received had their Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

               (k) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and Class C Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and Class C Common Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and Class C Common Stock immediately before that change, all subject to further adjustment as provided herein.

               (l) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred against impairment.

               (m) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Class C Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series AA Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Class C Common Stock, as the case may be.

          6. NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time:

               (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (b) to offer for subscription pro rata to the holders of any
                                             --------
class or series of its stock any additional shares of stock of any class or series or other rights;

               (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred:

                   (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                   (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

          7. COVENANTS. In addition to any other rights provided by law, so long as the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than fifty percent (50%) of such outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a single class:

               (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation of the Corporation or the Bylaws of the Corporation;

               (b) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred;

               (c) reclassify any shares of Common Stock and any other shares of this Corporation other than the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock; or

               (d) merge or consolidate the Corporation with or into another corporation or sell, transfer or lease all or substantially all of the assets of the Corporation.

                                   ARTICLE V

     The relative designations, rights, preferences and restrictions of the Class B Common Stock are as follows:

          1. VOTING RIGHTS. The holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors and any successor thereto, in the event that such person resigns or is otherwise removed from the Board; provided, however, that such any such person elected shall be reasonably acceptable to a majority of the remaining members of the Board of Directors.

          2. REDEMPTION. The Class B Common Stock is redeemable at a price of $5.00 per share at the option of the Corporation.

               (a) at such time as the Corporation, under the Exclusive Purchase and Sale and Technology License Agreement (the "AGREEMENT") dated November 21, 1995 between the Corporation and Sarnoff Real Time Corporation ("SRTC"), no longer has exclusivity rights to the Americas (as defined in the Agreement); or

               (b) upon any merger or consolidation of SRTC or acquisition of all substantially all of SRTC's assets, including any merger or consolidation with or acquisition by the Corporation.

          3. DIVIDENDS. The holders of the Class B Common Stock shall not be entitled to receive dividends or other distributions.

          4. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the holders of Class B Common Stock shall be made in accordance with Article IV, Section 2.

                                  ARTICLE VI

     The Series AA Preferred is subject to the following additional restrictions:

          1. NON-TRANSFERABILITY. Until three years from date the first share of Series AA Preferred is issued (the "NON-TRANSFERABILITY PERIOD"), the Series AA Preferred may not be sold or otherwise transferred in any manner by any holder of Series AA Preferred (a "SERIES AA HOLDER") other than (A) by will or intestacy to the Series AA Holder's Immediate Family, (B) with the prior written consent of the Corporation, or (C) to a trust for the benefit of the Series AA Holder or the Series AA Holder's Immediate Family. "IMMEDIATE FAMILY" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

          2.   RIGHT OF FIRST REFUSAL.

               (a) GENERAL. After the expiration of the Non-Transferability Period, before any Series AA Preferred held by a Series AA Holder or any transferee (either being sometimes referred to herein as the "SELLING STOCKHOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Corporation or its assignee(s) shall have rights of first refusal to purchase the shares on the terms and conditions set forth in this Section 2 (the "RIGHT OF FIRST REFUSAL").

               (b) NOTICE OF PROPOSED TRANSFER. The Selling Stockholder of the shares shall deliver to the Corporation a written notice (the "NOTICE") stating:
(i) the Selling Stockholder's bona fide intention to sell or otherwise transfer such shares (the "OFFERED SHARES"); (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Selling Stockholder proposes to transfer the Offered Shares (the "OFFERED PRICE"), and the Selling Stockholder shall offer the Offered Shares at the Offered Price to the Corporation or its assignee(s).

               (c) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within fifteen (15) days after receipt of the Notice, the Corporation or its assignee(s) may, by giving written notice to the Selling Stockholder, elect to purchase all of the Offered Shares, at the purchase price determined in accordance with Section 2(d) below.

               (d) PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Offered Shares purchased by the Corporation or its assignee(s) under this
Section 2(d) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Corporation in good faith.

               (e) PAYMENT. Payment of the Purchase Price shall be made, at the option of the Corporation or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Selling Stockholder to the Corporation (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within forty (40) days after receipt of the Notice or in the manner and at the times set forth in the Notice. The sale shall constitute a representation and warranty by the Selling Stockholder that the shares being sold are free and clear of all liens, claims and encumbrances.

               (f) SELLING STOCKHOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Corporation, its assignee(s) as provided in this Section 2, then none of the Offered Shares shall be purchased under this
Section 2, and the Selling Stockholder may sell or otherwise transfer the Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (i) is consummated within ninety (90) days after the date of the Notice, (ii) is in accordance with all the terms of this Certificate of Incorporation and (iii) is effected in accordance with any applicable securities laws. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Corporation, and the Corporation or its assignees shall again be offered the Rights of First Refusal before any Offered Shares held by the Selling Stockholder may be sold or otherwise transferred.

               (g) EXCEPTION FOR CERTAIN TRANSFERS. Anything to the contrary contained in this Section 2 notwithstanding, the provisions of this Section 2 shall not apply to the transfer of any or all of the Offered Shares (i) during the Selling Stockholder's lifetime or on the Selling Stockholder's death by will or intestacy to the Selling Stockholder's Immediate Family, a trust for the benefit of the Selling Stockholder or the Selling Stockholder's Immediate Family or (ii) subject to the prior written approval of the Corporation, which may be withheld in its sole discretion, by a Selling Stockholder as a charitable contribution. In such case, the transferee or other recipient shall receive and hold the Offered Shares so transferred subject to the provisions of this Section 2, and there shall be no further transfer of such Offered Shares except in accordance with the terms of this Section 2.


                                  ARTICLE VII

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE IX

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be as designated in the Bylaws of the Corporation.

                                   ARTICLE X

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE XI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XII

          1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          2. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

          3. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XII

     Except as provided in Article XII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Alan H. Bushell, the President and Chief Operating Officer of the Corporation, and attested by Barry E. Taylor, the Assistant Secretary of the Corporation. The signatures below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true.

Dated:  March 26, 1998



                                    /s/  Alan H. Bushell
                                    -------------------------------------
                                    Alan H. Bushell
                                    President and Chief Operating Officer


ATTEST:


/s/  Barry E. Taylor
---------------------
Barry E. Taylor
Assistant Secretary